UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 11, 2010
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)

IDAHO (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     At the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Coeur d’Alene Mines Corporation (the “Company”) held on May 11, 2010, the Company’s stockholders approved the amendment and restatement of the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan (the “Amended Plan”).
     The Amended Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). Employees of the Company, its affiliates and its subsidiaries, as well as non-employee Directors of the Company, are eligible to participate in the Amended Plan. Up to 4,000,000 shares of the Company’s common stock will be authorized for issuance through the Amended Plan, plus any shares subject to outstanding awards under the Coeur d’Alene Mines Corporation 2005 Non-employee Directors’ Equity Incentive Plan as of May 11, 2010 that on or after that date cease to be subject to such awards (other than as a result of exercise for or settlement in vested and nonforfeitable shares). The Amended Plan provides the Committee with the authority to award incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance units, performance shares, cash-based awards and stock-based awards.
     The Amended Plan provides for limits on the number of shares that may be subject to awards granted to any one participant in any one year as follows: (i) 60,000 shares for awards granted in the form of options; (ii) 60,000 shares for awards granted in the form of SARs, (iii) 60,000 shares for awards granted in the form of restricted stock or RSUs, (iv) 60,000 shares for awards granted in the form of performance shares or performance units and (v) 60,000 shares for awards granted in the form of other stock-based awards. The Amended Plan also provides for an annual per participant limit of $1,200,000 for cash-based awards. In addition, the Amended Plan provides that non-employee directors may not receive awards (regardless of type) covering more than 60,000 shares in any one year. Options and SARs issued under the Amended Plan will not be repriced, replaced, or regranted through cancellation in exchange for cash, other awards, or a new option or SAR at a reduced exercise or base price, or by lowering the exercise price of a previously granted option or SAR, except (i) with the prior approval of the Company’s shareholders or (ii) equitably in connection with changes in outstanding common stock by reason of a merger, stock split, or certain other events. The term of stock options and SARs granted pursuant to the Amended Plan may not exceed ten years, unless granted to participants outside the United States.
     The number of shares remaining available for issuance under the Amended Plan will be calculated pursuant to a share-counting formula, pursuant to which each share of common stock issued pursuant to options or SARs awarded under the Amended Plan will reduce the number of shares that remain available for issuance under the Amended Plan by 1, while each share of common stock issued pursuant to any other award under the Amended Plan will reduce the number of shares that remain available for issuance by 1.5.
     The amendment and restatement of the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan was effective as of May 11, 2010. The Amended Plan will terminate with respect to the grant of new awards on May 11, 2020.
     The foregoing description of the terms of the Amended Plan is qualified in its entirety by reference to the actual terms of the Amended Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
     The Company held its Annual Meeting on May 11, 2010, in Coeur d’Alene, Idaho. The shareholders voted on the following three proposals at the Annual Meeting. The number of votes cast for and against each proposal and the number of withheld votes, abstentions and broker non-votes are set forth below.
Proposal 1. Election of Directors
The shareholders elected the following nine individuals to the Company’s Board of Directors for one-year terms expiring at the 2011 annual meeting. The results were as follows:

				Broker
	For	Against	Withheld	Non-Votes
L. Michael Bogert	39,066,868	19,181	2,503,916	14,104,933
James J. Curran	39,037,097	31,271	2,521,597	14,104,933
Sebastian Edwards	39,128,731	18,766	2,442,468	14,104,933
Andrew Lundquist	38,230,734	19,713	3,339,518	14,104,933
Robert E. Mellor	39,050,135	45,788	2,494,042	14,104,933
John H. Robinson	39,047,928	32,020	2,510,017	14,104,933
J. Kenneth Thompson	38,900,654	8,866	2,680,445	14,104,933
Timothy R. Winterer	39,050,555	30,716	2,508,694	14,104,933
Dennis E. Wheeler	37,782,097	48,268	3,759,600	14,104,933
Proposal 2. Adoption of an Amendment and Restatement of the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan
The shareholders approved the adoption of an amendment and restatement of the 2003 Long-Term Incentive Plan. The results were as follows:

For	Against	Abstain	Broker Non-Votes
33,386,863	7,713,479	489,603	14,104,953
Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm
The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. The results were as follows:

For	Against	Abstain	Broker Non-Votes
53,685,270	1,478,972	530,656	0

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed herewith:

Exhibit
10.1	Amended and Restated 2003 Long-Term Incentive Plan of Coeur d’Alene Mines Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2010	Coeur d’Alene Mines Corporation
	By:	/s/ Mitchell J. Krebs
		Name:	Mitchell J. Krebs
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.1	Amended and Restated 2003 Long-Term Incentive Plan of Coeur d’Alene Mines Corporation.